DRAFT 11/09/2007


                         INTERIM RESTRUCTURING AGREEMENT

          THIS INTERIM RESTRUCTURING AGREEMENT, (the "AGREEMENT"), is dated of the [__] day of November, 2007 ("AGREEMENT DATE") by and among (i) the LENDERS that are signatories hereto (collectively, the "LENDERS"); (ii) EARTH BIOFUELS, INC., a Delaware Corporation, ("EBOF"); (iii) DENNIS MCLAUGHLIN, ("MCLAUGHLIN") an individual; and (iv) entities listed on the SCHEDULE OF EBOF SUBSIDIARIES attached hereto as Schedule A (individually, a "SUBSIDIARY" and collectively, the "SUBSIDIARIES").

                                    RECITALS

               WHEREAS, Radcliffe SPC, Ltd. for and on behalf of the Class A Convertible Crossover Segregated Portfolio ("RADCLIFFE"), Castlerigg Master
Investments Ltd. ("CASTLERIGG"), and Capital Ventures International ("CVI"; collectively, the "INITIAL BRIDGE LENDERS") are parties to a Securities Purchase Agreement, dated as of June 7, 2006 (the "INITIAL BRIDGE SECURITIES PURCHASE AGREEMENT") with Earth Biofuels, Inc. ("EBOF"), pursuant to which EBOF issued, among other things, warrants to purchase 1,500,000 shares of common stock, $0.001 par value (the "COMMON STOCK"), of EBOF at the exercise price of $2.93 (the "INITIAL BRIDGE WARRANTS") and in connection with the Initial Bridge Securities Purchase Agreement, EBOF executed a Registration Rights Agreement (the "INITIAL BRIDGE REGISTRATION RIGHTS AGREEMENT," collectively with the Initial Bridge Securities Purchase Agreement and the Initial Bridge Warrants, the "INITIAL BRIDGE TRANSACTION DOCUMENTS") under which it agreed to cooperate in the registration of the securities under the Initial Bridge Securities Purchase Agreement;

               WHEREAS, Castlerigg (the "SECOND BRIDGE LENDER") is a party to a Securities Purchase Agreement, dated as of July 10, 2006 (the "SECOND BRIDGE SECURITIES PURCHASE AGREEMENT") with EBOF, pursuant to which EBOF issued, among other things, warrants to purchase 1,500,000 shares of Common Stock at the exercise price of $2.50 (the "SECOND BRIDGE WARRANTS") and in connection with the Second Bridge Securities Purchase Agreement, EBOF executed a Registration Rights Agreement (the "SECOND BRIDGE REGISTRATION RIGHTS AGREEMENT," collectively with the Second Bridge Securities Purchase Agreement, Second Bridge Warrants, the "SECOND BRIDGE TRANSACTION Documents") under which it agreed to cooperate in the registration of the securities under the Second Bridge Securities Purchase Agreement;

               WHEREAS, Radcliffe, Castlerigg, CVI, YA Global Investments, L.P. (formerly known as Cornell Capital, L.P. ("YORKVILLE")), Cranshire Capital L.P. ("CRANSHIRE"), Portside Growth and Opportunity Fund ("PORTSIDE"), Evolution
Master Fund Ltd. SPC, Segregated Portfolio M ("EVOLUTION"), and Kings Road Investments Ltd. ("KINGS Road"; collectively, the "NOTEHOLDERS") are parties to a Securities Purchase Agreement, dated as of July 24, 2006 (the "SECURITIES PURCHASE AGREEMENT") with EBOF, pursuant to which EBOF issued (i) 8% Senior Convertible Notes (collectively, the "NOTES") in the aggregate principal amount of $52.5 million, which were unsecured and convertible into shares of Common Stock at $2.90 per share, and (ii) warrants to purchase in excess of 9,000,000 shares of common stock of EBOF at the exercise price of $2.90 (the "WARRANTS") and in connection with the Securities Purchase Agreement, EBOF executed a Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT," collectively with the Initial Bridge Transaction Documents, the Second Bridge Transaction
Documents,   the  Securities

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                                                              DRAFT 11/09/2007

Purchase Agreement, Notes, and Warrants, the "TRANSACTION DOCUMENTS") under which it agreed to cooperate in the registration of the securities under the Securities Purchase Agreement;

               WHEREAS, each Noteholder delivered an Event of Default Redemption Notice to EBOF identifying various events of default under its Note and demanding that EBOF redeem the Noteholder's interest in the Note at the Event of Default Redemption Price and EBOF failed to remit the Event of Default Redemption Price;

               WHEREAS, numerous Events of Default as defined in the Transaction Documents have occurred and are continuing;

               WHEREAS, on July 11, 2007, Radcliffe, Yorkville, Portside, Castlerigg and Evolution (the "PETITIONING CREDITORS") commenced an involuntary bankruptcy proceeding against EBOF pursuant to Title 11 of the United States Code (the "BANKRUPTCY CODE") in the United States Bankruptcy Court for the District of Delaware, Case No. 07-10928 (CSS) (the "BANKRUPTCY CASE");

               WHEREAS, for the past several months, EBOF has engaged in discussions with Castlerigg and certain of the other Noteholders regarding the terms of an out-of-court restructuring;

               WHEREAS, EBOF wishes to further explore the possibility of restructuring and modifying the existing rights and obligations under the Transaction Documents with the Noteholders, through one or more definitive documents to be negotiated during the course of the next 6 to 12 months (the "RESTRUCTURING TRANSACTION");

               WHEREAS, at EBOF's request, the Lenders are willing, subject to and on the terms and conditions hereof and of the documents to be executed in connection herewith, to forbear from exercising rights and remedies under the Transaction Documents and, as applicable, to consent to dismissal of the Bankruptcy Case in exchange for the terms hereof and of the documents to be executed in connection herewith.

               NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration recited in this Agreement, the receipt and sufficiency of which are herein acknowledged, the Lenders, EBOF, McLaughlin and the Subsidiaries (each, a "PARTY"; collectively, the "PARTIES") agree to the following:

1.   DISMISSAL OF BANKRUPTCY CASE

     (a) EBOF and each Lender that is a Petitioning Creditor shall consent, subject to section 2(b) below, to the dismissal of the Bankruptcy Case pursuant to Section 303(j) of the Bankruptcy Code, with each Party to bear its own costs.

     (b) Concurrently with the filing of the joint motion to dismiss (the "DISMISSAL MOTION"), which shall be in form and substance acceptable to the Lenders that are Petitioning Creditors, EBOF shall also file with the Bankruptcy Court a verified list of creditors who shall receive notice of the motion to dismiss the Bankruptcy Case.


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                                                               DRAFT 11/09/2007


     (c) EBOF and the Lenders that are Petitioning Creditors shall file the Dismissal Motion to dismiss the Bankruptcy Case with the Bankruptcy Court by no later November [__], 2007.(1)

2.   NEW COLLATERAL DOCUMENTS

     (a) Concurrently with the execution of this Agreement, the Parties (as applicable) shall execute the following documents, forms of which are attached hereto as Exhibits A - D) (collectively, the "COLLATERAL DOCUMENTS") all which shall be effective as of the Dismissal Date (as defined in section 8 below):

          (i)   release agreement;

          (ii) guaranty from McLaughlin ("MCLAUGHLIN GUARANTY") in favor of the Lenders;

          (iii) confessions of judgment by EBOF in favor of each of the Lenders (individually and collectively, the "CONFESSIONS OF JUDGMENT"); and

          (iv) guaranty from the Subsidiaries ("SUBSIDIARY GUARANTY") in favor of the Lenders.

3.   FORBEARANCE

     (a) Each Lender hereby agrees to forebear from exercising or enforcing any contractual, legal or equitable rights or remedies (including, but not limited to, exercising any creditor remedies) arising under or related to the Transaction Documents or Collateral Documents from the Dismissal Date (defined in section 8 below) until the earliest of the following to occur (each a "STANDSTILL EXPIRATION EVENT"):

          (i) June [__], 2008, which may be extended with the prior written consent of all Lenders in their sole discretion;(2)

          (ii) 180 days from the Dismissal Date, which may be extended with the prior written consent of all Lenders in their sole discretion;

          (iii) final consummation of all aspects of the restructuring (as determined by the Lenders holding 66 ?% of the aggregate principal amount of the Notes (the "REQUIRED LENDERS") in their sole discretion);

          (iv)  any of the following events occur:

(1) INSERT DATE THAT IS 5 CALENDAR DAYS AFTER EXECUTION OF THIS AGREEMENT.
(2) INSERT DATE THAT 225 DAYS FROM THE EXECUTION OF THIS AGREEMENT.


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                                                                DRAFT 11/09/2007


                (1) prior to the Restructuring Consummation Deadline (as defined in section 3(a)(iv)(5) below), either (x) an order for relief is entered in a case under the Bankruptcy Code with respect to EBOF or any Subsidiary, or (y) an involuntary bankruptcy petition is filed against either
                     EBOF or any Subsidiary and such petition is not dismissed on or before sixty (60) days after the date such petition is filed;

                (2) failure of EBOF to execute security documents (in form and substance acceptable to the Required Lenders as determined by the Required Lenders in their sole discretion) sufficient to provide the Lenders with liens, subject only to any valid then-existing liens, on all of EBOF's assets to secure EBOF's obligations under the Confessions of Judgment and the Transaction Documents on or before ten
                     (10) days after the Dismissal Date;

                (3) failure of all Subsidiaries to execute security documents (in form and substance acceptable to the Required Lenders as determined by the Required Lenders in their sole discretion) in favor of the Lenders subject only to any valid then-existing liens, securing their respective obligations under the Subsidiary Guaranty on or before ten
                     (10) days after the Dismissal Date;

                (4) failure of EBOF and Subsidiaries to execute a term sheet with the material terms of a restructuring (in form and substance acceptable to the Required Lenders in their sole discretion) (the "RESTRUCTURING TERM SHEET") on or before thirty (30) days after the Dismissal Date;

                (5) failure of EBOF and Subsidiaries to consummate the transactions contemplated in the Restructuring Term Sheet fully (as determined by the Required Lenders in their reasonable discretion) ("RESTRUCTURING CONSUMMATION DEADLINE") on or before one hundred and twenty (120) days after the Dismissal Date;

                (6) any action is commenced to void, avoid, invalidate, subordinate, recharacterize, reduce or recover (in whole or in part) any or all of the Collateral Documents, any claim of any of the Lenders under any of the Notes or any of the other Transaction Documents, any lien granted to secure any such claim or any obligation under any of the Collateral Documents or any of the Transaction Documents (including, without limitation, the actions described in sections 5(b) and (c) below), or any payment made in respect of such claim or obligation; and

                (7) EBOF or any Subsidiary grants or permits to exist any lien not in existence as of the date of this Agreement on any of its assets.


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                                                                DRAFT 11/09/2007


     (b)  The  Required  Lenders can waive a Standstill  Expiration  Event under section 3(a)(iv) (1)-(7) only by a writing signed by the Required Lenders delivered to EBOF with written notice to all other Lenders.

     (c) Any proceeds recovered by any Lender under any of the Collateral Documents shall be held by such other Lender in trust for the Pro Rata benefit of the other Lenders and distributed accordingly. The term "PRO RATA" shall mean, as to any Lender, the ratio determined by dividing (x) the face amount of Notes then held by such Lender by (y) the face amount of Notes then held by all Lenders. This provision shall survive termination of this Agreement.

     (d) Nothing herein shall be deemed to prohibit any Lender from (i) acquiring, holding, voting or disposing of any securities issued upon the exercise of the Warrants or upon the conversion of the Notes, (ii) exercising or refraining from exercising, the Warrants, (iii) converting, or refraining from converting, the Notes, or (iv) taking any action to compel EBOF to comply with any such exercise or conversion.

     (e) Notwithstanding anything contained in this Agreement to the contrary, EBOF and Cranshire agree that (i) the Restrained Funds (as defined in the Stipulation Directing Earth Biofuels, Inc. to Segregate and Maintain Certain Funds as Adequate Protection for Cranshire Capital, L.P. Until Further Notice of the Court that was previously filed with the Bankruptcy Court) in the Segregated Account (as defined in the Stipulation Directing Earth Biofuels, Inc. to Segregate and Maintain Certain Funds as Adequate Protection for Cranshire Capital, L.P. Until Further Notice of the Court that was previously filed with the Bankruptcy Court) shall be released to Cranshire within 2 business days after the Dismissal Date, (ii) to the extent necessary or required, Cranshire shall be entitled to obtain from the Bankruptcy Court such orders so releasing such funds to Cranshire and (iii) EBOF shall not object to such release of the Restrained Funds.

4. RESTRUCTURING TRANSACTION. Until the occurrence of a Standstill Expiration Event, each Lender expressly agrees that it shall be bound to accept any Restructuring Transaction proposed by EBOF and accepted in writing by the Required Lenders with written notice to all Lenders; PROVIDED, HOWEVER, that no proposed Restructuring Transaction or any other transaction or agreement with EBOF, its Subsidiaries or any of their affiliates or with McLaughlin relating to the Transaction Documents shall be approved or accepted by any Lender unless the transaction or agreement offers the same consideration and the same terms and conditions to all Lenders, with each such Lender's share of such consideration to be determined on a Pro Rata basis, and no consideration is offered or given to any person or entity in connection therewith other than the Lenders. The Parties acknowledge that the Restructuring Transaction may be implemented in stages. Nothing contained in this section, elsewhere in this Agreement or in any Collateral Document shall, or shall be used to, impose on any Lender any monetary obligation (including, without limitation, making any loan, investing any capital, or making any other financial accommodation) as a result of, or relating to, or arising out of the Bankruptcy Case or the Restructuring Transaction without the prior written consent of such Lender, which may

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                                                                DRAFT 11/09/2007


     be granted or withheld in such Lender's sole discretion. No Lender shall be bound by any such obligation absent such prior written consent by it.

5.   ACKNOWLEDGEMENT OF TOTAL DEBT.

     (a) Subject only to section 6 below, EBOF, McLaughlin and the Subsidiaries acknowledge that the aggregate amount due and owing from EBOF to the Noteholders pursuant to the Transaction Documents is $100,651,173 (as of September 28, 2007) (as set forth on Schedule B) plus fees, costs, and expenses, and that such amount is immediately due and payable to the Noteholders without set-off, counterclaim, deduction, offset or defense (the "TOTAL DEBT").

     (b) Subject only to section 6 below, EBOF, McLaughlin, and the Subsidiaries shall not directly or indirectly object to, challenge, contest or otherwise seek to invalidate or reduce (or support directly or indirectly any other person or entity in any such objection, challenge or contest) the existence, validity or amount of the Total Debt, the obligations under the Transactions Documents or the Collateral Documents or any lien granted to secure such obligations to the extent such claims are held by or obligations are owed to the Lenders.

     (c) EBOF, McLaughlin and the Subsidiaries shall not directly or indirectly seek to subordinate or recharacterize any claim of any Lender.

6. RESERVATION OF RIGHTS. The acknowledgement and covenants in section 5 above shall only apply with respect to the claims and liens that are held by the Lenders. EBOF reserves all rights to challenge any claim held by any Noteholder that is not a signatory to this Agreement.

7. AFTER ACQUIRED CLAIMS. In the event that a Lender acquires and continues to hold the Notes and Warrants (the "EXCLUDED SECURITIES") under the Transaction Document of a Noteholder that is not a signatory hereto (an "EXCLUDED NOTEHOLDER"), such Excluded Securities acquired (and held) by such Lender shall be deemed to be Notes and Warrants of such Lender governed by the terms and conditions of this Agreement and the Collateral Documents (and the benefits thereunder) as if such Excluded Securities were held by such Lender as of the date of this Agreement (but only for so long as such Excluded Securities are held by such Lender). The Pro Rata share of any Lender that acquires Notes from an Excluded Noteholder (or that transfers any portion of its Notes) shall be adjusted accordingly.

8. EFFECTIVE DATE. This Agreement and the Collateral Documents shall be placed into escrow pursuant to an escrow agreement (the form of which is attached hereto as Exhibit E) and shall be released from escrow and shall become effective on the date that an order dismissing the Bankruptcy Case (a "DISMISSAL ORDER") is entered on the docket provided that such order is not stayed (the "DISMISSAL DATE"); PROVIDED, HOWEVER, that if the Dismissal Date fails to occur on or before December 21, 2007 (or such later date as may be agreed in writing by all Lenders prior to the expiration of such date or dates) (a "FAILURE EVENT"), then, (a) EBOF shall immediately file a notice to withdraw the


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                                                                DRAFT 11/09/2007

     Dismissal Motion (the "WITHDRAWAL NOTICE"), which the Lenders that are Petitioning Creditors hereby authorize upon the occurrence of a Failure Event (or if EBOF fails to do so, EBOF hereby authorizes the Lenders that are Petitioning Creditors to do so on EBOF's behalf), and (b) this Agreement and the Collateral Documents shall be null and void upon entry of the Withdrawal Notice on the docket of the Bankruptcy Court, provided that a Dismissal Order has not been previously docketed. If (i) the Dismissal Motion is denied, then this Agreement and the Collateral Documents shall be null and void or (ii) a Withdrawal Notice is filed before a Dismissal Order (if any) is entered, then this Agreement and the Collateral Documents shall be null and void as contemplated in clause (b) above, and, in each case, to the fullest extent possible, each of the Parties shall be restored to the position it held immediately before the Agreement Date. The Parties shall cooperate to seek dismissal of the Bankruptcy Case as expeditiously as possible and such cooperation agreement shall be effective upon execution of this Agreement. Notwithstanding the foregoing, sections 1, 2, 7, 8-15, and 17-20 shall be effective immediately upon execution of this Agreement and such sections shall terminate and be of no further force or effect if this Agreement and the Collateral Documents become null and void as described above.

9. INTERIM PROTECTIONS. Between the date of execution of this Agreement and the Dismissal Date, neither EBOF nor any of its Subsidiaries shall (a) incur any debt or transfer any asset outside the ordinary course of business, (b) grant any lien or permit any lien to arise on any of its assets, or (c) otherwise take any action that would be inconsistent with, or adverse in any way to, any of the terms of this Agreement or of any of the Collateral Documents, as if such agreements were in full force and effect, without the prior written consent of the Required Lenders.

10. GOVERNING LAW; JURISDICTION; JURY TRIAL. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE

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                                                                DRAFT 11/09/2007


     HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

11. COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

12. HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

13. RECITALS. Each of the Recitals is incorporated herein by this reference and shall become part of the Agreement.

14. NO CONFLICT INTENDED. Any inconsistency between this Agreement and the Exhibits attached hereto shall be resolved in favor of this Agreement.

15. INTEGRATION; EFFECT. This Agreement constitutes the entire agreement of the Parties pertaining to the subject matter hereof and all prior negotiations and representations relating thereto are merged herein. The terms and conditions set forth in this Agreement are the product of joint draftsmanship by all Parties, each being represented or having the opportunity to be represented by counsel, and any ambiguities in this Agreement or any documentation prepared pursuant to or in connection with this Agreement shall not be construed against any of the parties because of draftsmanship. This Agreement, is not intended to modify and does not modify the rights, remedies and obligations of the signatories under the Transaction Documents, except to the extent expressly set forth herein and then only with respect to the Parties hereto.

16. PENDING LITIGATION. To the extent that any Lender and EBOF are currently parties to an action on the Notes or other Transaction Documents, at the request of such Lender, EBOF shall consent to the dismissal of such action without prejudice and with each side to bear its own costs.

17. WAIVER OF ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF COMMON STOCK. EBOF and the Lenders (as applicable) agree to waive the application of section  7(a) of the Notes,  section 6(e) of the Initial  Bridge  Warrants, section 6(e) of the Second Bridge Warrants, and section 2(a) of the Warrants (collectively, the "ANTI-DILUTION PROVISIONS") beginning on the date hereof and continuing until the earlier of (i) the date that this Agreement and the Collateral Documents becomes null and void pursuant to section 8 of this Agreement; or (ii) the occurrence of a Standstill Expiration Event (each, a "TERMINATION EVENT"). If a Termination Event occurs, and upon such Termination Event occurring, the Anti-Dilution Provisions shall apply retroactively to any dilutive issuances that occur between the date hereof and the occurrence of such Termination Event.

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                                                                DRAFT 11/09/2007


18. THIRD PARTY BENEFICIARIES. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties hereto and no other person or entity shall be a third-party beneficiary hereof.

19. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, each Party and its respective successors and assigns ("ASSIGNS"). In the case of an assignment or transfer of a Note, the assignee or transferee acquiring any interest in the Note shall execute and deliver to each Lender and EBOF (other than the respective assignor or transferor) a written acknowledgment of receipt of a copy of this Agreement and the written agreement by such person to be bound by the terms of this Agreement.

20. NOTICES. Any written notice required to be given under this Agreement shall be sent to the following by mail, electronic mail or facsimile, and shall be deemed given upon such mailing and sending by facsimile:

                If to Earth Biofuels, Dennis McLaughlin, or the Subsidiaries:

                         3001 Knox Street, Suite 403
                         Dallas, Texas 75205
                         Telephone:  (214) 389-9800
                         Facsimile:  (214) 389-9805
                         Attention:  Dennis McLaughlin

                         with a copy to:

                         Akin Gump Strauss Hauer & Feld LLP
                         1700 Pacific Avenue, Suite 4100
                         Dallas, Texas 75201
                         Telephone:  (214) 969-4710
                         Facsimile:  (214) 969-4343
                         Attention:  Charles R. Gibbs, Esq.

                If to Castlerigg (to the extent it executes this Agreement):

                         40 West 57th Street
                         26th Floor
                         New York, New York  10019
                         Telephone:  (212) 603-5700
                         Facsimile:  (212) 603-5710
                         Attention:  Cem Hacioglu (chacioglu@sandellmgmt.com)
                                     Matthew Pliskin (mpliskin@sandellmgmt.com)

                         with a copy to:

                         Schulte Roth & Zabel LLP
                         919 Third Avenue
                         New York, New York  10022
                         Telephone:  (212) 756-2000

                                                                DRAFT 11/09/2007


                         Facsimile:  (212) 593-5955
                         Attention:  David M. Hillman, Esq.
                                     (david.hillman@srz.com)
                                     Jeffrey S. Sabin, Esq.
                                     (jeffrey.sabin@srz.com)

                If to Radcliffe (to the extent it executes this Agreement):

                          c/o RG Capital Management, L.P.
                          3 Bala Plaza - East, Suite 501
                          Bala Cynwyd, PA 19004
                          Telephone:  (610) 617-5911
                          Facsimile:  (610) 617-0570
                          Attention:  Gerald F. Stahlecker
                                      (gstahlecker@radcliffefunds.com)

                          with a copy to:

                          Wilmer Cutler Pickering Hale and Dorr LLP
                          399 Park Avenue
                          New York, New York 10022
                          Telephone:  (212) 230-8800
                          Facsimile:  (212) 230-8888
                          Attention:  Philip D. Anker, Esq.
                                      (Philip.Anker@wilmerhale.com)

                    If to Yorkville (the extent it executes this Agreement):

                          101 Hudson Street, Suite 3700
                          Jersey City, New Jersey 07303
                          Attention:  Eric Hansen, Esq.
                                      (ehansen@yorkvilleadvisors.com)

                          with a copy to:

                          Baker Botts L.L.P.
                          2001 Ross Avenue
                          Dallas, Texas 75201
                          Telephone:  (214) 953-6571
                          Facsimile:  (214) 953-6503
                          Attention:  C. Luckey McDowell, Esq.
                                      (luckey.mcdowell@bakerbotts.com)

                    If to Cranshire (to the extent it executes this Agreement):

                          Greenberg Traurig LLP
                          77 W. Wacker Dr., Suite 2500
                          Chicago, Illinois  60601
                          Telephone:  (312) 456-8448
                          Facsimile:  (312) 456-8435

                                                                DRAFT 11/09/2007


                          Attention:  Todd Mazur, Esq. (mazurt@gtlaw.com)
                                      Peter Lieberman (liebermanp@gtlaw.com)

                    If to Evolution (the extent it executes this Agreement):

                          c/o Evolution Capital Management LLC
                          2425 Olympic Boulevard, Suite 120E
                          Santa Monica, California  90404
                          Telephone:  (310) 315-8866
                          Attention:  Brian S. Yeh (brian.yeh@evofund.com)

                          with a copy to:

                          Cadwalader, Wickersham & Taft LLP
                          One World Financial Center
                          New York, New York  10281
                          Telephone:  (212) 504-6373
                          Facsimile:  (212) 504-6666
                          Attention:  Gregory M. Petrick, Esq.
                                      (gregory.petrick@cwt.com)

                    If to Kings Road (the extent it executes this Agreement):

                          c/o Polygon Investment Partners LP
                          598 Madison Avenue, 14th Floor
                          New York, New York  10022
                          Telephone:  (212) 359-7300
                          Facsimile:  (212) 359-7303
                          Attention:  Erik M.W. Casperson
                                      (ecaspersen@polygoninv.com)
                                      Brandon L. Jones
                                      (bjones@polygoninv.com)

                          with a copy to:

                          Latham & Watkins LLP
                          633 West Fifth Street, Suite 4000
                          Los Angeles, California  90071
                          Telephone:   (213) 485-1234
                          Facsimile:   (213) 891-8763
                          Attention:   Russell Sauer, Esq. (russ.sauer@lw.com)

                    If to CVI (the extent it executes this Agreement):

                          c/o Heights Capital Management
                          101 California Street, Suite 3250
                          San Francisco, California  94111
                          Telephone:  (415) 403-6510

                                                                DRAFT 11/09/2007

                          Facsimile:  (610) 617-3896
                          Attention:  Michael Spolan (Michael.Spolan@sig.com)

                          with a copy to:

                          Klehr, Harrison, Harvey, Branzburg & Ellers, LLP
                          919 Market Street, Suite 1000
                          Wilmington, Delaware 19801
                          Telephone:   (302) 426-1189
                          Facsimile:   (302) 426-9193
                          Attention:   Richard M. Beck, Esq. (rbeck@klehr.com)

                    If to Portside (the extent it executes this Agreement):

                           c/o Ramius Capital Group, L.L.C.
                           666 Third Avenue, 26th Floor
                           New York, New York 10017
                           Telephone:  (212) 845-7955
                           Facsimile:  (212) 201-4802
                           Attention:  Jeffrey Smith (jsmith@ramius.com)
                                       Peter Feld (pfeld@ramius.com)
                                       Owen Littman (olittman@ramius.com)

                          with a copy to:

                          Hennigan, Bennett & Dorman
                          601 South Figueroa Street, Suite 3300
                          Los Angeles, California  90017
                          Telephone:   (213) 694-1012
                          Facsimile:   (213) 694-1234
                          Attention:   Bruce Bennett, Esq.
                                       (bennettb@hbdlawyers.com)

                                                                DRAFT 11/09/2007


          IN WITNESS WHEREOF, the parties to this Agreement have caused their respective signature page to this Interim Restructuring Agreement to be duly executed as of the date first written above.

Earth Biofuels, Inc.                       Castlerigg Master Investments Ltd.
                                           By:  Sandell Asset Management Corp.

By:                                        By:
   ----------------------------------         ----------------------------------
   Name:                                      Name:
   Title:                                     Title:


Evolution Master Fund Ltd. SPC,            Capital Ventures International
Segregated Portfolio M                     By:  Heights Capital Management, Inc.
                                                its authorized agent

By:                                        By:
   ---------------------------------          ----------------------------------
   Name:                                      Name:
   Title:                                     Title:


Radcliffe SPC, Ltd. for and on behalf of   YA Global Investments, L.P.
the Class A Convertible Crossover          (formerly, Cornell Capital
Segregated Portfolio                       Partners, LP
By:      RG Capital Management Company,    By:  Yorkville Advisors, LLC
         LLC                               Its: General Partner
By:      RGC Management Company, LLC

By:                                        By:
   ---------------------------------          ----------------------------------
   Name:                                      Name:
   Title:                                     Title:


Cranshire Capital, LP                      Portside Growth and Opportunity Fund


By:                                         By:
   ---------------------------------           ---------------------------------
   Name:                                       Name:
   Title:                                      Title:

Kings Road Investments Ltd.

By:
   ---------------------------------
   Name:
   Title:

                                                                DRAFT 11/09/2007


          IN WITNESS WHEREOF, the parties to this Agreement have caused their respective signature page to this Interim Restructuring Agreement to be duly executed as of the date first written above.


                                    -------------------------------------
                                    Name


                                    -------------------------------------
                                    Signature


                                    -------------------------------------
                                    Address


STATE OF TEXAS         )
                       ) ss.
COUNTY OF DALLAS       )

          BEFORE ME, the undersigned authority, on this day personally appeared DENNIS MCLAUGHLIN, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, and in the capacity therein stated.

          Given under my hand and seal of office, this ____ day of __________, 2007.



(Seal)                               Notary Public, State of Texas



                                    (Notary's Name Typed or Printed)

My Commission Expires:

                                                                DRAFT 11/09/2007

          IN WITNESS WHEREOF, the parties to this Agreement have caused their respective signature page to this Interim Restructuring Agreement to be duly executed as of the date first written above.

Earth LNG, Inc.                            Earth Biofuels, Technology Co, LLC
                                           d/b/a Advanced Biofuels Technology,
                                           LLC

By:                                        By:
   ----------------------------------         ----------------------------------
   Name:                                      Name:
   Title:                                     Title:

Applied LNG Technologies, USA, LLC         Earth Biofuels Distribution Co.


By:                                        By:
   ----------------------------------         ----------------------------------
   Name:                                      Name:
   Title:                                     Title:

Alternative Dual Fuels, Inc.               Earth Biofuels of Cordele, LLC
d/b/a Apollo Leasing, Inc.

By:                                        By:
   ----------------------------------         ----------------------------------
   Name:                                      Name:
   Title:                                     Title:

Arizona LNG, LLC                           B20 Customs LLC


By:                                        By:
   ----------------------------------         ----------------------------------
   Name:                                      Name:
   Title:                                     Title:

Fleet Star, Inc.                           Earth Biofuels Operating, Inc.


By:                                        By:
   ----------------------------------         ----------------------------------
   Name:                                      Name:
   Title:                                     Title:

Durant Biofuels, LLC                       Earth Biofuels Retail Fuels, Co.


By:                                        By:
   ----------------------------------         ----------------------------------
   Name:                                      Name:
   Title:                                     Title:

                                                                DRAFT 11/09/2007

Earth Ethanol of Washington LLC            Earth Ethanol, Inc.


By:                                        By:
   ----------------------------------         ----------------------------------
   Name:                                      Name:
   Title:                                     Title:

                                                                DRAFT 11/09/2007


                                   SCHEDULE A

                          SCHEDULE OF EBOF SUBSIDIARIES


                                   SUBSIDIARY
                          -----------------------------


                         Earth LNG, Inc.

                         Applied LNG Technologies, USA, LLC

                         Alternative Dual Fuels, Inc.
                         d/b/a Apollo Leasing, Inc.

                         Arizona LNG, LLC

                         Fleet Star, Inc.

                         Durant Biofuels, LLC

                         Earth Biofuels, Technology Co, LLC
                         d/b/a Advanced Biofuels Technology, LLC

                         Earth Biofuels Distribution Co

                         Earth Biofuels of Cordele, LLC

                         B20 Customs LLC

                         Earth Biofuels Operating, Inc.

                         Earth Biofuels Retail Fuels, Co.

                         Earth Ethanol, Inc.

                         Earth Ethanol of Washington LLC

                                                                DRAFT 11/09/2007

                                   SCHEDULE B

                        SCHEDULE OF AMOUNTS DUE AND OWING

                        ---------------------------------

                                                       AMOUNT DUE AS OF
                     LENDER                           SEPTEMBER 28, 2007

CASTLERIGG MASTER INVESTMENTS LTD.                           $21,760,827

EVOLUTION MASTER FUND LTD. SPC, SEGREGATED                   $22,036,827
PORTFOLlO M

KINGS ROAD INVESTMENTS LTD.                                  $19,162,458

CAPITAL VENTURES INTERNATIONAL                               $15,526,233

RADCLIFFE SPC, LTD. FOR AND ON BEHALF OF THE CLASS A          $9,581,229
CONVERTIBLE CROSSOVER SEGREGATED PORTFOLIO

YA GLOBAL INVESTMENTS, L.P. (FORMERLY, CORNELL CAPITAL        $5,876,738
PARTNERS, L.P.)

PORTSIDE GROWTH & OPPORTUNITY FUND                            $3,832,492

CRANSHIRE CAPITAL LP                                          $2,874,369

TOTAL                                                       $100,651,173

                                                                DRAFT 11/09/2007

                                    EXHIBIT A

                                     RELEASE

                                                                DRAFT 11/09/2007

                                    EXHIBIT B

                               MCLAUGHLIN GUARANTY

                                                                DRAFT 11/09/2007

                                    EXHIBIT C

                             CONFESSIONS OF JUDGMENT

                                                                DRAFT 11/09/2007

                                    EXHIBIT D

                               SUBSIDIARY GUARANTY

                                                                DRAFT 11/09/2007

                                    EXHIBIT E

                                ESCROW AGREEMENT